Exhibit 99.1

Waccamaw Bankshares, Inc. Announces Financial Results for the Second Quarter of 2010

WHITEVILLE, N.C., July 30 /PRNewswire-FirstCall/ -- "While we were disappointed with the results for the quarter, we are encouraged by the improved financial performance being reported in 2010. Our earnings continue to be reduced by our provision for loan losses but the real estate markets consistently reflect signs of stabilization of real estate values," commented, Jim Graham, President and CEO of Waccamaw Bankshares, Inc.

Second Quarter 2010 Results. For the three months ended June 30, 2010, we reported a net loss to common shareholders of $(127,753), or $(.02) per diluted common share, compared to a net loss of $(2,119,491), or $(.38) per diluted share for the same period in 2009, an increase of $1,991,738 in net income. The Company had a slight decrease in net interest income in the second quarter of 2010 as compared to the second quarter of 2009. A decrease in loan market interest rates, coupled with a $4,024,343 increase in nonaccrual loans, accounted for a $1,084,971 decrease in interest income. This decrease in interest income was almost completely offset by an $800,009 decrease in interest expense which resulted from a decrease in deposit rates. For the six-month period ended June 30, 2010, we reported net income of $160,662, or $.03 per diluted common share, as compared to a net loss of $(2,255,030), or $(.41) per share, for the same period in 2009.

On June 30, 2010, our assets totaled $573,493,596 compared to $533,221,072 on December 31, 2009. Net loans were $323,530,066 compared to $340,020,798 on December 31, 2009. Total deposits on June 30, 2010, were $475,979,553 compared to $433,537,959 at the end of 2009. Stockholders' equity after adjustments for unrealized losses on securities available for sale as required by SFAS No. 115 increased by $1,280,645. At June 30, 2010, tangible book value per share was $3.29, as compared to $3.05 at December 31, 2009.  For more information, see the consolidated balance sheets, the consolidated statements of income, and the consolidated statements of cash flows below.

Loans and Asset Quality. We continue to maintain a loan portfolio dominated by real estate and commercial loans diversified among various industries.

There has been very little change in the composition of the loan portfolio over the last six months.

The allowance for loan losses on June 30, 2010, was $10,902,377 or 3.26% of period-end loans compared to $10,148,927 or 2.90% at December 31, 2009.  At June 30, 2010, our nonperforming assets (including non-accrual loans, loans greater than 90 days past due and still accruing, and other real estate owned) were $49,691,904, or 14.86% and 8.66% as a percentage of total loans and total assets, respectively.  At June 30, 2010, the Bank had $5,406,533  in loans that were past due 90 days or more and still accruing interest as compared to $1,409,061 at December 31, 2009, and $748,185 at June 30, 2009. At June 30, 2010, the Bank had $4,964,245 in loans that were 30–89 days past due, as compared to $26,301,069 at December 31, 2009, and $13,679,566 at March 31, 2010. At June 30, 2010, the Bank had loans totaling $35,077,457 in non-accrual status as compared to $21,439,670 at December 31, 2009, and $26,010,130 at June 30, 2009. The increase in non-accrual loans includes increases in eight non-performing commercial real estate loans. The largest non-accrual loan relationship totaled $4.7 million with the average balance for the ninety three non-accrual loans totaling $377,177. For the six months ended June 30, 2010, there was $1,057,164 in net charge-offs compared to $329,878 for the six months ended June 30, 2009. There was $98,575 in repossessed assets at June 30, 2010, compared to $8,281 at June 30, 2009. At June 30, 2010, there was $9,207,914 in other real estate owned compared to $4,994,241 at December 31, 2009 and $731,087 at June 30, 2009.

Deposits.  Deposits on June 30, 2010, were $475,979,553 compared to $433,537,959 on December 31, 2009. Interest-bearing accounts represented 91.7% of total deposits at June 30, 2010, and 92.4% of total deposits at December 31, 2009. Non interest-bearing deposits on June 30, 2010, were $39,346,105 compared to $32,940,811 on December 31, 2009, an increase of 19.4%. The significant increase in deposits was the result of the Bank taking advantage of low deposit interest rates in the brokered CD market, purchasing brokered CDs of approximately $40,000,000.

Investments. We maintain a portfolio of securities as part of our asset/liability and liquidity management programs which emphasize effective yields and maturities to match our needs. Investments in securities of $98,513,820 at June 30, 2010, consisted of corporate securities, municipal securities, U.S. government agency securities and mortgage-backed securities. The composition of the investment portfolio is examined periodically and appropriate realignments are initiated to meet liquidity and interest rate sensitivity needs for the Bank. At June 30, 2010, and at December 31, 2009, we had no investments classified as held to maturity.

Available for sale securities are reported at fair value.  Unrealized holding gains and losses, net of tax, on available for sale securities are reported as a net amount in a separate component of stockholders' equity. Realized gains and losses on the sale of available for sale securities are determined using the specific-identification method. Premiums and discounts are recognized in interest income using the interest method over the period to maturity or to call dates.

Declines in the fair value of individual held to maturity and available for sale securities below cost that are other than temporary are reflected as write-downs of the individual securities to fair value. Related write-downs are included in earnings as realized losses. For the six-month period ended June 30, 2010, there were no impairment write-downs. For the six month period ended June 30, 2009, we wrote down $2,156,820 in two single-issue trust preferred securities and $152,656 of stock in Silverton Bank.

Stockholders Equity. Total stockholders' equity at June 30, 2010 was $18,435,076 compared to $17,154,431 at December 31, 2009. This $1,280,645 increase was primarily due to unrealized gains on securities available for sale increasing $1,974,712, net of tax and operating income of $160,662 for the six months ended June 30, 2010. The per share book value of our common stock as of June 30, 2010 was $3.32.  The per share tangible book value of our common stock as of June 30, 2010 was $3.29.  The Company and the Bank exceed all capital requirements under the applicable federal regulations.  At June 30, 2010, the Company's ratios of Tier 1 capital to risk-weighted assets and total capital to risk-based assets were 8.3% and 9.3%, respectively.  At June 30, 2010, Waccamaw Bank had Tier 1 capital to risk-weighted assets and total capital to risk-based assets ratios of 8.6% and 10.7%, respectively. These capital ratios were sufficient at June 30, 2010, and December 31, 2009, to classify the Bank as "well capitalized" in accordance with the FDIC's regulatory capital rules.

Waccamaw Bankshares, Inc.
Consolidated Balance Sheets

June 30, 2010 and December 31, 2009

	(Unaudited)	(Audited)
	June 30,	December 31,
	2010	2009

Assets

Cash and due from banks	$9,868,202	$13,973,474
Interest-bearing deposits with banks	68,633,796	7,695,499
Federal funds sold	7,014,906	21,315,000
Total cash and cash equivalents	85,516,904	42,983,973

Investment securities, available-for-sale	98,513,820	87,769,319
Restricted equity securities	4,041,350	4,041,350
Loans, net of allowance for loan losses of $10,902,377 in 2010, and $10,148,927 in 2009	323,530,066	340,020,798
Foreclosed assets	9,207,914	4,994,241
Property and equipment, net	16,737,261	17,035,644
Intangible assets, net	175,000	237,270
Accrued income	2,057,540	2,449,081
Bank owned life insurance	18,950,163	18,576,015
Other assets	14,763,578	15,113,381
Total assets	$573,493,596	$533,221,072

Liabilities and Stockholders' Equity

Liabilities
Noninterest-bearing deposits	$39,346,105	$32,940,811
Interest-bearing deposits	436,633,448	400,597,148
Total deposits	475,979,553	433,537,959

Securities sold under agreements to repurchase	20,053,000	20,615,000
Other short-term borrowings	1,000,000	3,500,000
Long-term debt	43,000,000	43,000,000
Junior subordinated debentures	12,372,000	12,372,000
Accrued interest payable	1,108,008	942,689
Other liabilities	1,545,959	2,098,993
Total liabilities	555,058,520	516,066,641

Commitments and contingencies	-	-

Stockholders' equity
Preferred stock, Series A, convertible, non-cumulative, non-voting, no par value; 1,000,000 shares authorized; 550 issued and outstanding at June 30, 2010 and December 31, 2009, respectively	9,064	9,064
Common stock, no par value; 50,000,000 shares authorized; 5,551,183 shares issued and outstanding at June 30, 2010 and December 31, 2009, respectively	24,856,308	25,099,770
Retained deficit	(5,580,095)	(5,129,490)
Accumulated other comprehensive loss	(850,201)	(2,824,913)
Total stockholders' equity	18,435,076	17,154,431
Total liabilities and stockholders' equity	$573,493,596	$533,221,072

WACCAMAW BANKSHARES, INC.
Consolidated Statements of Income

Six-months ended June 30, 2010 and June 30, 2009 (Unaudited)

	Six-Months	Six-Months
	Ended	Ended
	June 30, 2010	June 30, 2009
Interest income
Loans and fees on loans	$8,674,028	$10,147,793
Federal funds sold and interest earning deposits	70,589	2,019
Investment securities, taxable	1,760,228	2,318,125
Investment securities, nontaxable	206,084	304,751
Total interest income	10,710,929	12,772,688

Interest expense
Deposits	3,587,754	5,209,274
Federal funds purchased and securities sold under agreements to repurchase	331,382	370,839
Short-term borrowings	41,389	171,755
Long-term borrowings	1,119,779	1,098,765
Total interest expense	5,080,304	6,850,633
Net interest income	5,630,625	5,922,055

Provision for loan losses	1,810,614	3,626,846
Net interest income after provision for loan losses	3,820,011	2,295,209

Non-interest income (loss)
Service charges on deposit accounts	1,384,918	1,377,667
Mortgage origination income	169,924	203,407
Income from financial services	50,517	54,172
Earnings on bank owned life insurance	374,148	351,273
Net realized gains on sale or maturity of investment securities	648,192	870,677
Impairment on investment securities	-	(2,309,476)
Other operating income	546,757	563,962
Total non-interest income	3,174,456	1,111,682

Non-interest expense
Salaries and employee benefits	3,171,166	3,705,035
Occupancy expense	991,791	1,046,727
Data processing	566,849	644,865
Regulatory agency expense	640,151	417,601
Amortization expense of intangible assets	68,603	99,352
Other expense	1,587,445	1,390,227
Total non-interest expense	7,026,005	7,303,807
Income (loss) before income taxes	(31,538)	(3,896,916)

Income tax expense (benefit)	(192,200)	(1,641,886)
Net income (loss)	$160,662	$(2,255,030)

Basic income per share	$.03	$(.41)
Diluted income per share	$.03	$(.41)
Weighted average shares outstanding	5,551,183	5,523,800
Diluted average shares outstanding	5,551,733	5,523,800

WACCAMAW BANKSHARES, INC.
Consolidated Statements of Income

Quarter ended June 30, 2010 and June 30, 2009 (Unaudited)

	Quarter Ended	Quarter Ended
	June 30, 2010	June 30, 2009
Interest income
Loans and fees on loans	$4,059,481	$4,960,028
Federal funds sold and interest earning deposits	45,778	689
Investment securities, taxable	924,288	1,092,927
Investment securities, nontaxable	80,774	141,648
Total interest income	5,110,321	6,195,292

Interest expense
Deposits	1,813,438	2,521,027
Federal funds purchased and securities sold under agreements to repurchase	166,786	185,062
Short-term borrowings	12,639	92,877
Long-term borrowings	561,236	555,142
Total interest expense	2,554,099	3,354,108
Net interest income	2,556,222	2,841,184

Provision for loan losses	794,601	2,639,196
Net interest income after provision for loan losses	1,761,621	201,988

Non-interest income (loss)
Service charges on deposit accounts	718,693	876,170
Mortgage origination income	83,158	100,672
Income from financial services	31,157	24,520
Earnings on bank owned life insurance	186,065	157,937
Net realized gains on sale or maturity of investment securities	262,265	637,897
Impairment on investment securities	-	(2,309,476)
Other operating income	228,039	278,808
Total non-interest income (loss)	1,509,377	(233,472)

Non-interest expense
Salaries and employee benefits	1,594,468	1,775,147
Occupancy expense	498,124	515,890
Data processing	281,531	309,936
Regulatory agency expense	324,001	97,919
Amortization expense of intangible assets	22,484	46,119
Other expense	889,755	733,844
Total non-interest expense	3,610,363	3,478,855
Income (loss) before income taxes	(339,365)	(3,510,339)

Income tax expense (benefit)	(211,612)	(1,390,848)
Net income (loss)	$(127,753)	$(2,119,491)

Basic income per share	$(.02)	$(.38)
Diluted income per share	$(.02)	$(.38)

Weighted average shares outstanding	5,551,183	5,524,048
Diluted average shares outstanding	5,551,183	5,524,048

WACCAMAW BANKSHARES, INC.

Consolidated Statements of Cash Flows

Six-months ended June 30, 2010 and June 30, 2009 (Unaudited)

	Six-Months	Six-Months
	Ended	Ended
	June 30, 2010	June 30, 2009
Cash flows from operating activities

Net income (loss)	$160,662	$(2,255,030)
Adjustments to reconcile net income to net cash provided (used) by operations:
Depreciation and amortization	424,849	469,474
Stock-based compensation	46,114	60,930
Provision for loan losses	1,810,614	3,626,846
Accretion of discount on securities, net of amortization of premiums	191,740	66,255
Gain on sale of investments	(648,192)	(870,677)
Impairment of investment securities	-	2,309,476
Income from bank owned life insurance	(374,148)	(351,273)
Changes in assets and liabilities:
Accrued income	391,541	676,218
Other assets	817,397	390,118
Accrued interest payable	165,319	25,978
Other liabilities	(553,034)	(716,485)
Net cash provided by operating activities	2,432,862	3,431,830

Cash flows from investing activities
Purchases of investment securities available-for-sale	(61,812,249)	(76,492,813)
Purchases of restricted equity securities	-	(55,800)
Principal repayments of investments available-for-sale	2,393,200	11,057,537
Net decrease in loans	10,466,445	5,789,159
Sales and maturities of investment securities available-for-sale	50,026,851	61,978,756
Investment in bank owned life insurance	-	-
Proceeds from the sale of other real estate owned	-	225,745
Purchases of property and equipment	(64,196)	(147,503)
Net cash (used in) providing investing activities	1,010,051	2,355,081

Cash flows from financing activities
Net increase (decrease) in non-interest-bearing deposits	6,405,294	(2,232,600)
Net increase in interest-bearing deposits	36,036,300	47,416,079
Net decrease in securities sold under agreements to repurchase	(562,000)	(841,000)
Proceeds (repayments) from short-term borrowings	-	(3,500,000)
Proceeds (repayments) of long-term debt	(2,500,000)	(2,500,000)
Stock issuance costs and redemption of fractional shares	(289,576)	-
Net cash provided by financing activities	39,090,018	38,342,479
Net increase in cash and cash equivalents	42,532,931	44,129,390

Cash and cash equivalents, beginning	42,983,973	15,913,493
Cash and cash equivalents, ending	$85,516,904	$60,042,883

Supplemental disclosure of cash flow information
Interest paid	$4,914,985	$6,824,655
Taxes paid	$-	$38,000
Real estate acquired in settlement of loans	$4,213,673	$-

Waccamaw Bank, the primary subsidiary of Waccamaw Bankshares, Inc., is a state chartered bank operating seventeen offices in Whiteville, Wilmington, Shallotte (2), Sunset Beach, Oak Island, Holden Beach, Chadbourn, Tabor City, Southport (2) and Elizabethtown, North Carolina. Offices in South Carolina include Little River, Conway (2), Myrtle Beach, and Heath Springs.  In addition to primary banking operations, the Bank's Investment Group provides consumer investment and insurance services. Common stock of Waccamaw Bankshares, Inc. is listed on the NASDAQ Market and trades under the symbol WBNK.  Additional corporate information, product descriptions, and online services can be located on the Bank's website at http://www.waccamawbank.com.

Information in the press release contains "forward-looking statements." These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates and the effects of competition.  Additional factors that could cause actual results to differ materially are discussed in Waccamaw Bankshares, Inc.'s recent filings with the Securities Exchange Commission, including but not limited to its Annual Report on Form 10-K and its other periodic reports.

CONTACT: James Graham, +1-910-914-4200